Exhibit 4.5

FORM OF ACQUISITION NOTE

U.S. $	Philadelphia, Pennsylvania November 24, 2009

FOR VALUE RECEIVED, each of undersigned borrowers (individually a “Borrower”, and collectively the “Borrowers”), hereby promises to pay to the order of [                    ] or its permitted registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds on the Maturity Date of the Acquisition Facility, the principal sum of                      U.S. DOLLARS ($        ) or, if less, the unpaid principal amount of all Acquisition Loans made by the Lender pursuant to the Credit Agreement (as defined below), payable at such times and in such amounts as are specified in the Credit Agreement.

Each Borrower promises also to pay interest on the unpaid principal amount of each Acquisition Loan made by the Lender in like money from the date hereof until paid at the rates and at the times provided in Section 2.08 of the Credit Agreement.

This Note is one of the Acquisition Notes referred to in the Amended and Restated Credit Agreement, dated August 15, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”), each of the Subsidiaries of the Operating Company (each individually a “Borrower” and collectively, the “Borrowers”), StoneMor GP LLC, a Delaware limited liability company (the “General Partner”), StoneMor Partners L.P., a Delaware limited liability partnership (the “Partnership”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and is entitled to the benefits of the Credit Agreement and of the other Credit Documents. Terms not otherwise defined herein shall have the meaning ascribed to them in the Credit Agreement. This Note is secured by the Security Documents and is entitled to the benefits of the Collateral. As provided in the Credit Agreement, this Note is subject to voluntary and mandatory repayment prior to the Maturity Date of the Acquisition Facility, in whole or in part, and Acquisition Loans may be converted from one Type into another Type to the extent provided in the Credit Agreement.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement. All obligations of the Borrowers hereunder (other than the Controlled Non-Profits) shall be joint and several.

Each Borrower hereby waives the requirements of demand, presentment, protest, notice of protest and dishonor and all other demands or notices of any kind in connection with the delivery, acceptance, performance, default, dishonor or enforcement of this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE COMMONWEALTH; PROVIDED THAT THE LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

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Form of Acquisition Note

THE BORROWERS AND THE LENDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OF CAUSE OF ACTION ARISING UNDER THIS NOTE OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS NOTE, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS NOTE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Notwithstanding anything to the contrary contained in this Note or the other Credit Documents, each Controlled Non-Profit shall be liable only for that portion of the Obligations evidenced by (i) any Loan or other extension of credit made to, or for the benefit of, such entity under any other Credit Documents, (ii) any loan, advance or other distribution to such entity of proceeds of any Loan or other extension of credit made to other Borrower hereunder, and (iii) its proportionate share of all Loans and other extensions of credit made hereunder to fund any administrative or other management related fees, costs and expenses of the General Partner, the Partnership, the Operating Company or any Borrower providing such services to such Controlled Non-Profits pursuant to a Cemetery Management Agreement; and the Collateral of such Controlled Non-Profit shall only secure, or be utilized to repay, such portion of the Obligations described above.

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Form of Acquisition Note

IN WITNESS WHEREOF, and intending to be legally bound hereby, each Borrower has caused this Acquisition Note to be executed by its duly authorized officer as of the day and year first written above.

STONEMOR GP LLC

By:
Paul Waimberg, Vice President

STONEMOR PARTNERS L.P.

By:	STONEMOR GP LLC
its General Partner

By:
Paul Waimberg, Vice President

STONEMOR OPERATING LLC

By:
Paul Waimberg, Vice President

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Form of Acquisition Note

Additional Credit Parties

Alleghany Memorial Park LLC

Alleghany Memorial Park Subsidiary, Inc.

Altavista Memorial Park LLC

Altavista Memorial Park Subsidiary, Inc.

Arlington Development Company

Augusta Memorial Park Perpetual Care Company

Bedford County Memorial Park LLC

Bedford County Memorial Park Subsidiary LLC

Bethel Cemetery Association

Beth Israel Cemetery Association of Woodbridge, New Jersey

Birchlawn Burial Park LLC

Birchlawn Burial Park Subsidiary, Inc.

Blue Ridge Memorial Gardens LLC

Blue Ridge Memorial Gardens Subsidiary LLC

Butler County Memorial Park LLC

Butler County Memorial Park Subsidiary, Inc.

Cedar Hill Funeral Home, Inc.

Cemetery Investments LLC

Cemetery Investments Subsidiary, Inc.

Cemetery Management Services, L.L.C.

Cemetery Management Services of Mid-Atlantic States, L.L.C.

Cemetery Management Services of Ohio, L.L.C.

Cemetery Management Services of Pennsylvania, L.L.C.

Chartiers Cemetery LLC

Chartiers Cemetery Subsidiary LLC

Clover Leaf Park Cemetery Association

CMS West LLC

CMS West Subsidiary LLC

Columbia Memorial Park LLC

Columbia Memorial Park Subsidiary, Inc.

The Coraopolis Cemetery LLC

The Coraopolis Cemetery Subsidiary LLC

Cornerstone Family Insurance Services, Inc.

Cornerstone Family Services of New Jersey, Inc.

Cornerstone Family Services of West Virginia LLC

Cornerstone Family Services of West Virginia Subsidiary, Inc.

Cornerstone Funeral and Cremation Services LLC

Covenant Acquisition LLC

Covenant Acquisition Subsidiary, Inc.

Crown Hill Cemetery Association

Eloise B. Kyper Funeral Home, Inc.

Glen Haven Memorial Park LLC

Glen Haven Memorial Park Subsidiary, Inc.

By:
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

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Form of Acquisition Note

Green Lawn Memorial Park LLC

Green Lawn Memorial Park Subsidiary LLC

Henlopen Memorial Park LLC

Henlopen Memorial Park Subsidiary, Inc.

Henry Memorial Park LLC

Henry Memorial Park Subsidiary, Inc.

J.V. Walker LLC

J.V. Walker Subsidiary LLC

Juniata Memorial Park LLC

Juniata Memorial Park Subsidiary LLC

KIRIS LLC

KIRIS Subsidiary, Inc.

Lakewood/Hamilton Cemetery LLC

Lakewood/Hamilton Cemetery Subsidiary, Inc.

Lakewood Memory Gardens South LLC

Lakewood Memory Gardens South Subsidiary, Inc.

Laurel Hill Memorial Park LLC

Laurel Hill Memorial Park Subsidiary, Inc.

Laurelwood Cemetery LLC

Laurelwood Cemetery Subsidiary LLC

Laurelwood Holding Company

Legacy Estates, Inc.

Locustwood Cemetery Association

Loewen [Virginia] LLC

Loewen [Virginia] Subsidiary, Inc.

Lorraine Park Cemetery LLC

Lorraine Park Cemetery Subsidiary, Inc.

Melrose Land LLC

Melrose Land Subsidiary LLC

Modern Park Development LLC

Modern Park Development Subsidiary, Inc.

Morris Cemetery Perpetual Care Company

Mount Lebanon Cemetery LLC

Mount Lebanon Cemetery Subsidiary LLC

Mt. Airy Cemetery LLC

Mt. Airy Cemetery Subsidiary LLC

Oak Hill Cemetery LLC

Oak Hill Cemetery Subsidiary, Inc.

Osiris Holding Finance Company

Osiris Holding of Maryland LLC

Osiris Holding of Maryland Subsidiary, Inc.

Osiris Holding of Pennsylvania LLC

Osiris Holding of Pennsylvania Subsidiary LLC

By:
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

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Form of Acquisition Note

Osiris Holding of Rhode Island LLC

Osiris Holding of Rhode Island Subsidiary, Inc.

Osiris Management, Inc.

Osiris Telemarketing Corp.

Perpetual Gardens.Com, Inc.

The Prospect Cemetery LLC

The Prospect Cemetery Subsidiary LLC

Prospect Hill Cemetery LLC

Prospect Hill Cemetery Subsidiary LLC

PVD Acquisitions LLC

PVD Acquisitions Subsidiary, Inc.

Riverside Cemetery LLC

Riverside Cemetery Subsidiary LLC

Riverview Memorial Gardens LLC

Riverview Memorial Gardens Subsidiary LLC

Rockbridge Memorial Gardens LLC

Rockbridge Memorial Gardens Subsidiary Company

Rolling Green Memorial Park LLC

Rolling Green Memorial Park Subsidiary LLC

Rose Lawn Cemeteries LLC

Rose Lawn Cemeteries Subsidiary, Incorporated

Roselawn Development LLC

Roselawn Development Subsidiary Corporation

Russell Memorial Cemetery LLC

Russell Memorial Cemetery Subsidiary, Inc.

Shenandoah Memorial Park LLC

Shenandoah Memorial Park Subsidiary, Inc.

Southern Memorial Sales LLC

Southern Memorial Sales Subsidiary, Inc.

Springhill Memory Gardens LLC

Springhill Memory Gardens Subsidiary, Inc.

Star City Memorial Sales LLC

Star City Memorial Sales Subsidiary, Inc.

Stephen R. Haky Funeral Home, Inc.

Stitham LLC

Stitham Subsidiary, Incorporated

StoneMor Alabama LLC

StoneMor Alabama Subsidiary, Inc.

StoneMor Colorado LLC

StoneMor Colorado Subsidiary LLC

StoneMor Georgia LLC

StoneMor Georgia Subsidiary, Inc.

StoneMor Illinois LLC

StoneMor Illinois Subsidiary LLC

By:
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

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Form of Acquisition Note

StoneMor Indiana LLC

StoneMor Indiana Subsidiary LLC

StoneMor Kansas LLC

StoneMor Kansas Subsidiary LLC

StoneMor Kentucky LLC

StoneMor Kentucky Subsidiary LLC

StoneMor Michigan LLC

StoneMor Michigan Subsidiary LLC

StoneMor Missouri LLC

StoneMor Missouri Subsidiary LLC

StoneMor North Carolina LLC

StoneMor North Carolina Funeral Services, Inc.

StoneMor North Carolina Subsidiary LLC

StoneMor Oregon LLC

StoneMor Oregon Subsidiary LLC

StoneMor Pennsylvania LLC

StoneMor Pennsylvania Subsidiary LLC

StoneMor Washington, Inc.

StoneMor Washington Subsidiary LLC

Sunset Memorial Gardens LLC

Sunset Memorial Gardens Subsidiary, Inc.

Sunset Memorial Park LLC

Sunset Memorial Park Subsidiary, Inc.

Temple Hill LLC

Temple Hill Subsidiary Corporation

Tioga County Memorial Gardens LLC

Tioga County Memorial Gardens Subsidiary LLC

Tri-County Memorial Gardens LLC

Tri-County Memorial Gardens Subsidiary LLC

Twin Hills Memorial Park and Mausoleum LLC

Twin Hills Memorial Park and Mausoleum Subsidiary LLC

The Valhalla Cemetery Company LLC

The Valhalla Cemetery Subsidiary Corporation

Virginia Memorial Service LLC

Virginia Memorial Service Subsidiary Corporation

WNCI LLC

W N C Subsidiary, Inc.

Westminster Cemetery LLC

Westminster Cemetery Subsidiary LLC

Wicomico Memorial Parks LLC

Wicomico Memorial Parks Subsidiary, Inc.

Willowbrook Management Corp.

Woodlawn Memorial Gardens LLC

Woodlawn Memorial Gardens Subsidiary LLC

Woodlawn Memorial Park LLC

Woodlawn Memorial Park Subsidiary LLC

By:
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

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Form of Acquisition Note